UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

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                             FORM 8-K

                          CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report: September 15, 2003

                  DataLogic International, Inc.
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      (Exact name of registrant as specified in its charter)

                             Delaware
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          (State or other jurisdiction of incorporation)


           0-30382                               33-0755473
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   (Commission File Number)            (I.R.S. Employer Identification No.)



    18301 Von Karman Ave, Suite 250, Irvine, California 92612
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             (Address of principal executive offices)

                          (949) 260-0120
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                 (Registrant's telephone number)


Item 5.  Other Events

On September 11, 2003, the Company announced that is has executed a Letter of Intent to acquire Kiboga System, Inc.

Under the terms of the agreement, the Company will merge with and/or acquire all of the outstanding shares of Kiboga System, free and clear of all liens, encumbrances or claims, in a stock for stock exchange.

On or before the closing, the Company will execute a 4 to 1 reverse stock split applicable to all of its approximately 35,824,996 shares of outstanding common stock and to all common stock underlying any of its warrants, preferred stock and stock options.

The Company will then issue Kiboga System five hundred thousand (500,000) common shares and four million two hundred thousand (4,200,000) preferred shares with the preferred shares having an attribute of three (3) votes per share and no other attributes or preferences.

The closing of the transaction will be subject to shareholder approval as well as the Company and Kiboga System being satisfied with the results of their respective ue diligence investigations of the businesses, liabilities, properties and assets.


Item 7.  Financial Statements and Exhibits

Exhibit 10.1 Letter of Intent between Kiboga Systems, Inc. and DataLogic International, Inc. dated September 11, 2003.


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 15, 2003            DATALOGIC INTERNATIONAL, INC.
                                    a Delaware corporation



                                    By: /s/ Keith Nguyen
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                                    Keith Nguyen
                                    President and Director